Exhibit 99.1
Tizor Systems, Inc.
Financial Statements
December 31, 2008

Tizor Systems, Inc.
Index
December 31, 2008

Page(s)

Report of Independent Auditors	1

Financial Statements

Balance Sheet	2

Statement of Operations	3

Statement of Redeemable Convertible Preferred Stock and Stockholders’ Deficit	4

Statement of Cash Flows	5

Notes to Financial Statements	6-20

Report of Independent Auditors
To the Stockholder of
Tizor Systems, Inc.
In our opinion, the accompanying balance sheet and the related statements of operations, of redeemable convertible preferred stock and stockholders’ deficit, and of cash flows present fairly, in all material respects, the financial position of Tizor Systems, Inc. at December 31, 2008, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
As discussed in Note 12 to the financial statements, Tizor Systems, Inc. was acquired on February 18, 2009 by Netezza Corporation.
/s/ PricewaterhouseCoopers LLP
Boston, MA
May 6, 2009

Tizor Systems, Inc.
Balance Sheet
December 31, 2008

Assets
Current assets
Cash and cash equivalents	$1,486,221
Restricted cash	35,000
Accounts receivable	215,575
Finished goods inventory	60,160
Prepaid expenses and other current assets	105,807

Total current assets	1,902,763

Restricted cash	44,580
Property and equipment, net	160,890
Other assets	21,132

Total assets	$2,129,365

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities
Accounts payable	$57,956
Accrued expenses	395,215
Deferred rent	93,466
Deferred revenue	356,201

Total current liabilities	902,838

Long-term deferred revenue	160,417
Redeemable convertible preferred stock warrant	289,410

Total liabilities	1,352,665

Commitments and contingencies (Note 11)

Redeemable convertible preferred stock
Series A-1 preferred stock, $0.00001 par value, 45,056,640 shares authorized, 41,294,363 issued and outstanding at December 31, 2008; (liquidation preference of $9,091,650)	8,711,301
Series Z-1 preferred stock, $0.00001 par value, 5,093,361 shares authorized, 5,093,361 issued and outstanding at December 31, 2008; (liquidation preference of $1,354,019)	3,106,062
Series Z-2 preferred stock, $0.00001 par value, 16,666,662 shares authorized, 16,666,662 issued and outstanding at December 31, 2008; (liquidation preference of $6,645,998)	15,000,153

Total redeemable convertible preferred stock	26,817,516

Stockholders’ deficit
Common stock, $0.00001 par value, 83,798,082 shares authorized, 895,030 shares issued and outstanding at December 31, 2008	115
Accumulated deficit	(26,040,931)

Total stockholders’ deficit	(26,040,816)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$2,129,365

The accompanying notes are an integral part of these financial statements.

Tizor Systems, Inc.
Statement of Operations
Year Ended December 31, 2008

Revenue
Product	$1,595,924
Services	366,371

Total revenue	1,952,295

Cost of Revenue
Product	219,853
Services	214,491

Total cost of revenue	434,344

Gross profit	1,517,951

Operating expenses
Research and development	2,577,286
Selling and marketing	2,932,731
General and administrative	1,677,497

Total operating expenses	7,187,514

Loss from operations	(5,669,563)

Other income (expense)
Interest income	133,166
Interest expense	(21,612)
Other expense	(57,574)

Net loss	$(5,615,583)

The accompanying notes are an integral part of these financial statements.

Tizor Systems, Inc.
Statement of Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Year Ended December 31, 2008

							Total
	Series A-1 Redeemable		Series Z-1 Redeemable		Series Z-2 Redeemable		Redeemable			Note
	Convertible Preferred		Convertible Preferred		Convertible Preferred		Convertible			Receivable	Additional		Total
	Stock		Stock		Stock		Preferred	Common Stock		from	Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Stock	Shares	Amount	Officer	Capital	Deficit	Deficit

Balance at January 1, 2008	522,876	$7,654,189	63,527	$2,306,024	221,984	$13,984,971	$23,945,184	4,585	$106	$(115,027)	$1,781,537	$(19,771,038)	$(18,104,422)

Issuance of Series A-1 preferred stock, net of issuance cost of $58,860	1,747,178	294,577	1,250,000	800,000	1,127,810	1,015,029	2,109,606	(1,603)	—		(1,781,537)	(33,492)	(1,815,029)
Issuance of anti dilution shares of Series A-1, Z-1 and Z-2 preferred stock	39,024,309	390	3,779,834	38	15,316,868	153	581					(581)	(581)
Issuance of common stock upon exercise of options								892,651	9		17,844		17,853
Forgiveness of note receivable from officer								(603)	—	115,027	(13)		115,014
Stock-based compensation expense											66,503		66,503
Accretion of Series A-1 preferred stock to redemption value		762,145					762,145				(84,334)	(620,237)	(704,571)
Net loss											—	(5,615,583)	(5,615,583)

Balance at December 31, 2008	41,294,363	$8,711,301	5,093,361	$3,106,062	16,666,662	$15,000,153	$26,817,516	895,030	$115	$—	$—	$(26,040,931)	$(26,040,816)

The accompanying notes are an integral part of these financial statements.

Tizor Systems, Inc.
Statement of Cash Flows
Year Ended December 31, 2008

Cash flows from operating activities
Net loss	$(5,615,583)
Adjustments to reconcile net loss to net cash used for operating activities
Depreciation expense	156,000
Noncash stock-based compensation expense	66,503
Forgiveness of note receivable from officer	115,027
Noncash expense related to warrant	57,574
Changes in operating assets and liabilities
Accounts receivable	245,688
Inventory	6,686
Prepaid expenses and other current assets	224,686
Other assets	(509)
Accounts payable	(167,784)
Accrued expenses	18,564
Deferred rent	(12,602)
Deferred revenue	(693,333)

Net cash used in operating activities	(5,599,083)

Cash flows from investing activities
Proceeds from sale of short-term investments	6,100,000
Acquisition of property and equipment	(36,439)
Increase in restricted cash	(79,580)

Net cash provided by investing activities	5,983,981

Cash flows from financing activities
Repayment of note payable	(70,000)
Proceeds from issuance of common stock	17,853
Proceeds from issuance of Series A-1 redeemable convertible preferred stock, net	294,577

Net cash provided by financing activities	242,430

Net increase in cash and cash equivalents	627,328
Cash and cash equivalents, beginning of period	858,893

Cash and cash equivalents, end of period	$1,486,221

Supplemental cash flow information
Cash paid for interest	$21,612
The accompanying notes are an integral part of these financial statements.

Tizor Systems, Inc.
Notes to Financial Statements
December 31, 2008

1.	Description of Business

Tizor Systems, Inc. (the “Company”) was incorporated in March 2003 as a Massachusetts Corporation and reorganized as a Delaware Corporation in April 2004. The Company specializes in developing enterprise auditing and security solutions to protect sensitive information and to help organizations comply with privacy and data integration regulations.

The Company is subject to a number of risks. Principal among these are the risks associated with dependence on key individuals, rapid technology change, competition from large, more financially independent competitors and the need for successful development and marketing of services and products.

As more fully disclosed in Note 12, on February 18, 2009, the Company was acquired by Netezza Corporation.

2.	Summary of Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At December 31, 2008, cash and cash equivalents includes money market funds of $1,209,943.
Restricted Cash
Restricted cash consists of money market funds required to be maintained by the Company under a letter of credit to comply with the requirements of office space lease and credit card agreements. The letter of credit totaled $79,580 at December 31, 2008.
Fair Value Measurements
On January 1, 2008, the Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements (“SFAS No. 157”). As permitted by FASB Staff Position FAS No. 157-2, Effective Date of FASB Statement 157, the Company elected to defer until January 1, 2009 the adoption of SFAS No. 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis. The adoption of this accounting pronouncement did not have a material effect on the Company’s financial statements for financial assets and liabilities and any other assets and liabilities carried at fair value. The Company is currently in the process of evaluating the impact of adopting this pronouncement for other nonfinancial assets or liabilities.

Tizor Systems, Inc.
Notes to Financial Statements
December 31, 2008

SFAS No. 157 provides a framework for measuring fair value under generally accepted accounting principles in the United States and requires expanded disclosures regarding fair value measurements. SFAS No. 157 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. SFAS No. 157 also establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs, where available, and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:
Level 1 —	Quoted prices in active markets for identical assets or liabilities.

Level 2 —	Observable inputs, other than Level 1 prices, such as quoted prices in active markets for similar assets and liabilities, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3 —	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.
As of December 31, 2008, the Company’s financial assets and liabilities that were measured at fair value on a recurring basis included money market funds of $1,209,943, which were Level 1 financial assets. The Company did not have any nonfinancial assets or liabilities that were measured or disclosed at fair value on a recurring basis at December 31, 2008. As required by SFAS No. 157, assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.
Inventories
Inventories are stated at the lower of cost (first-in, first-out) or market (net realizable value). The Company provides for inventory losses based on obsolescence and levels of inventory on hand in excess of forecasted demand. In these cases, inventory is reduced to estimated net realizable value based on historical usage and expected demand. Inherent in the Company’s estimates of market value in determining inventory valuation are estimates related to economic trends, future demand for the Company’s products and technical obsolescence of its products.
Property and Equipment
Property and equipment are stated at cost and consist of computer equipment and software, office equipment, and furniture and fixtures. These assets are depreciated on a straight-line basis over the estimated useful lives of the assets, ranging up to 5 years. Maintenance and repairs are charged to expense when incurred. Expenditures for major renewals, replacements and betterments are capitalized. The estimated useful lives are as follows:

Estimated
Classification	Useful Life

Computer equipment and software	3 years
Office equipment	3 years
Furniture and fixtures	5 years

Tizor Systems, Inc.
Notes to Financial Statements
December 31, 2008

Revenue Recognition
The Company derives revenues from two sources: (i) software licensing revenue, derived primarily from software licenses sold to end users and (ii) service revenue, derived primarily from providing support and maintenance, training and consulting services to end users.
The Company applies the guidance of Statement of Position (“SOP”) 97-2, Software Revenue Recognition, and SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions (“SOP 98-9”). The Company recognizes license revenue when (1) persuasive evidence of an arrangement exists, (2) delivery has occurred, (3) the fee is fixed or determinable and (4) collection is probable. The Company uses the residual method as prescribed in SOP 98-9 to recognize revenues from arrangements that include one or more elements to be delivered at a future date, when evidence of fair value of all undelivered elements exist. Under the residual method, the fair value of the undelivered elements, based on vendor-specific objective evidence (“VSOE”), is deferred and the remaining portion of the arrangement fee is allocated to the delivered elements. VSOE is determined based upon the amount charged when an element is sold separately. VSOE of support and maintenance services may also be determined based on a substantive support and maintenance renewal clause, if any, within a customer contract. Maintenance services generally include rights to unspecified upgrades (if and when available), telephone and internet based support, updates and bug fixes. Maintenance revenue is recognized ratably over the term of the maintenance contract, which is typically 12 to 36 months. Revenue from professional services is recognized when the services are provided. For arrangements for which VSOE does not exist for each undelivered element, revenue for the entire arrangement is deferred and subsequently recognized ratably over the contractual maintenance period in cases when maintenance is the only undelivered element. Amounts billed or cash received in excess of revenue recognized are classified as deferred revenue.
Research and Development and Software Development Costs
Internal research and development expenses are charged to expense as incurred. Computer software development costs are charged to research and development expense until technological feasibility is established, after which remaining software production costs are capitalized in accordance with SFAS No. 86, Accounting for Costs of Computer Software to Be Sold, Leased or Otherwise Marketed. The Company has defined technological feasibility as the point in time at which the Company has a working model of the related product. Historically, the internal development costs incurred during the period between the achievement of technological feasibility and the point at which the product is available for general release to customers have not been significant. Therefore, the Company has charged all internal software development costs to expense as incurred for the year ended December 31, 2008.
The Company has in the past, and may in the future, purchase or license software that may be modified and integrated with its products. If at the time of purchase or license, technological feasibility is met, the cost of the software is capitalized and amortized over the software’s useful life.
Concentration of Credit Risk
The Company maintains its cash in bank deposit accounts at a high quality financial institution. The individual balances, at times, may exceed federally insured limits. However, the Company does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

Tizor Systems, Inc.
Notes to Financial Statements
December 31, 2008

The Company extends credit based on an evaluation of the customer’s financial condition, generally without requiring collateral. Exposure to losses on receivables is principally dependent on each customer’s financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, if deemed necessary. The Company estimates its allowance for doubtful accounts on a case by case basis, based on the facts and circumstances surrounding each potentially uncollectible receivable. Uncollectible receivables are written-off in the period management believes it has exhausted every opportunity to collect payment from the customer. There was no allowance for doubtful accounts at December 31, 2008.

During 2008, two customers accounted for 36% and 10% of revenue, respectively. At December 31, 2008, five customers accounted for 37%, 19%, 19%, 14% and 11%, respectively, of outstanding accounts receivable.

Stock-based Compensation

As described more fully in Note 7, the Company has a stock option plan. Effective January 1, 2006, the Company adopted the provisions of SFAS No. 123(R), Share-Based Payment (“SFAS No. 123R”), using the prospective application method. Compensation cost is recognized in the statement of operations over the period during which an employee is required to provide service in exchange for the award. In accordance with the prospective application method, results from the prior periods have not been restated. The impact of forfeitures that may occur prior to vesting is estimated and considered in the amount recognized. In addition, the realization of tax benefits in excess of amounts recognized for financial reporting purposes, if any, will be recognized as a financing activity rather than an operating activity as in the past.

Under SFAS No. 123R, the Company’s expected volatility assumption used in the Black-Scholes option-pricing model was based on peer group volatility. The expected life assumption is based on the simplified method in accordance with the SEC’s Staff Accounting Bulletins No. 107 and 110 (“SAB 107 and 110”). The simplified method is based on the vesting period and contractual term for each vesting tranche of awards. The mid-point between the vesting date and the expiration date is used as the expected term under this method. The risk-free interest rate used in the Black-Scholes model is based on the implied yield curve available on U.S. Treasury zero-coupon issues at the date of grant with a remaining term equal to the Company’s expected term assumption. The Company has never declared or paid a cash dividend and has no current plans to pay cash dividends.

The Company accounts for stock-based compensation expense for nonemployees using the fair value method prescribed by Emerging Issues Task Force 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, and the Black-Scholes option pricing model, and recorded the fair value of nonemployee stock options as an expense over the vesting term of the option.

Redeemable Convertible Preferred Stock

The carrying value of mandatorily redeemable convertible preferred stock is increased by periodic accretions so that the carrying amount will equal the redemption amount at the earliest redemption date, November 20, 2012. The accretion is recorded as a decrease to additional paid in capital to the extent it exists and then, as an increase to the accumulated deficit.

Preferred Stock Warrants

The Company accounts for warrants and other similar instruments related to shares that are redeemable in accordance with SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“SFAS No. 150”). Under SFAS No. 150, the warrants that are related to

Tizor Systems, Inc.
Notes to Financial Statements
December 31, 2008

the Company’s redeemable, convertible preferred stock are classified as liabilities on the balance sheet. The warrants are subject to re-measurement at each balance sheet date and any change in fair value is recognized as a component of other income (expense). The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the warrants or the completion of a liquidation event at which time all preferred stock warrants will be converted into warrants to purchase common stock and, accordingly, the liability will be reclassified to stockholders’ equity.

Advertising Expense

The Company expenses advertising costs as they are incurred. Advertising costs for the year ended December 31, 2008 were $204,334.

Income Taxes

The Company records income taxes using the asset and liability method. Deferred income tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective income tax bases, and operating loss and tax credit carryforwards. The Company’s consolidated financial statements contain certain deferred tax assets related to temporary differences between financial and tax accounting. SFAS No. 109, Accounting for Income Taxes (“SFAS No. 109”), requires the Company to establish a valuation allowance if the likelihood of realization of the deferred tax assets is not more-likely-than-not, based on an evaluation of objective verifiable evidence. Significant management judgment is required in determining the Company’s provision for income taxes, the Company’s deferred tax assets and liabilities and any valuation allowance recorded against those net deferred tax assets. The Company evaluates the weight of all available evidence to determine whether it is more likely than not that some portion or all of the net deferred income tax assets will not be realized.

Comprehensive Income

The Company reports comprehensive income in accordance with SFAS No. 130, Reporting Comprehensive Income (“SFAS No. 130”). SFAS No. 130 requires the disclosure of comprehensive income (loss), which is comprised of net income (loss) and other comprehensive income (loss). The Company had no other components of other comprehensive income (loss) for the year ended December 31, 2008.

Recent Accounting Pronouncements

In February 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115 (“SFAS No. 159”). SFAS No. 159 allows companies to measure certain financial assets and liabilities at fair value. The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, SFAS No. 159 specifies that unrealized gains and losses for that instrument shall be reported in earnings at each subsequent reporting date. The Company adopted SFAS No. 159 on January 1, 2008 and elected not to measure eligible financial assets and liabilities at fair value. Accordingly, the adoption of SFAS No. 159 did not have a material impact on the Company’s financial position and results of operations.

Tizor Systems, Inc.
Notes to Financial Statements
December 31, 2008

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS No. 141(R)”). SFAS No. 141(R) replaces SFAS No. 141, Business Combinations. SFAS No. 141(R) requires the acquiring entity in a business combination to recognize the full fair value of assets acquired and liabilities assumed in the transaction; requires certain contingent assets and liabilities acquired to be recognized at their fair values on the acquisition date; requires contingent consideration to be recognized at its fair value on the acquisition date and changes in the fair value to be recognized in earnings until settled; requires the expensing of most transaction and restructuring costs; and generally requires the reversals of valuation allowances related to acquired deferred tax assets and changes to acquired income tax uncertainties to also be recognized in earnings. This accounting standard is effective for financial statements issued for fiscal years beginning after December 15, 2008. The Company expects that the adoption of SFAS No. 141(R) will have an effect on how its accounts for business combinations.

3.	Property and Equipment

The components of property and equipment are as follows at December 31, 2008:

Computer equipment and software	$500,879
Office equipment	22,007
Furniture and fixtures	93,826

616,712
Less: Accumulated depreciation	(455,822)

$160,890

Depreciation of property and equipment was approximately $156,000 for the year ended December 31, 2008. During the year ended December 31, 2008, the Company had approximately $4,000 of property and equipment disposals.

4.	Notes Payable

The Company has a revolving loan agreement (the “2007 Loan”) with a third party, dated September 14, 2007, expiring September 14, 2009, which allowed the Company to borrow up to $2,000,000. The maximum amount that could be borrowed at any particular time was the lesser of $2,000,000 or eligible accounts receivable, as defined by the 2007 loan agreement. Advances under the agreement bore interest at the prime rate plus 2.95% per annum. The loan was secured by all assets of the Company, excluding intellectual property. In addition, the Company entered into a Deposit Control Agreement which granted control of and a priority interest in the Company’s commercial banking accounts to the third party. At December 31, 2007, $70,000 was outstanding under the 2007 Loan agreement. On June 3, 2008, the 2007 Loan was repaid in full.

In connection with the 2007 Loan, the Company issued warrants to purchase 172,413 shares of Series B preferred stock, which, after the Company’s recapitalization, were converted to warrants to purchase 57 shares of common stock. The value of the warrants was immaterial.

Tizor Systems, Inc.
Notes to Financial Statements
December 31, 2008

5.	Note Receivable from Officer

In November 2006, the Company received a promissory note from an officer of the Company, in the amount of $108,674, in exchange for the issuance of 603 shares of restricted common stock. The note bore interest at a rate of 5.01% per annum and was secured by the related equity. The note was due on the earliest of i) termination of employment, ii) the closing of the Company’s initial offering and sale of securities to the public and iii) in November 2011. In April 2008, the Company forgave the note receivable and recorded the value of the note as compensation expense.

6.	Redeemable Convertible Preferred Stock and Stockholders’ Deficit

Recapitalization

On November 20, 2007, the Company completed a Plan of Recapitalization (“the Plan”) which involved additional funding for the Company through the issuance of Series A-1 preferred stock. Existing preferred shareholders could elect to participate in the offering of the Series A-1 preferred shares only if they subscribed to a pro rata portion of the new financing equal to at least 50% of their pro rata ownership immediately prior to the Plan. The following is a summary of the transactions included in the Plan:
1)	Authorized the following number of shares of common and preferred stock:

	Par	Authorized
	Value	Shares

Common stock	0.00001	3,249,969,310
Preferred stock	0.00001	3,430,962,812
2)	Designated preferred stock as Series A, B, A-1, Z-1 and Z-2.

3)	Converted 3,056,935 shares of outstanding Series A preferred stock to common stock on a 1-for-1 basis for nonparticipating stockholders.

4)	Converted 1,751,258 shares of outstanding Series B preferred stock to common stock on a 1-for-1 basis for nonparticipating stockholders.

5)	Converted 8,811,709 shares of outstanding Series A preferred stock to 190,580,511 new Series A preferred stock on a 21.62809-for-1 basis for participating stockholders.

6)	Converted 24,128,660 shares of outstanding Series B preferred stock to 665,950,976 new Series B preferred stock on a 27.6-for-1 basis for participating stockholders.

7)	Converted new Series A and B preferred stock to Series Z-1 and Z-2 preferred stock, respectively, on a 1-for-1 basis.

8)	Issued 1,568,627,444 shares of Series A-1 preferred stock at a per share price of $0.0051 for gross proceeds of $8,000,000.

9)	Effected a 1-for-50 reverse stock split.

10)	Amended the number of authorized common and preferred shares.

Tizor Systems, Inc.
Notes to Financial Statements
December 31, 2008

On January 30, 2008, the Company completed a second closing (the “Second Closing”), which involved additional funding for the Company through the issuance of Series A-1 preferred stock. The following is a summary of the transactions included in the Second Closing:
1)	Authorized the following number of shares of common and preferred stock:

	Par	Authorized
	Value	Shares

Common stock	0.00001	83,798,082
Preferred stock	0.00001	66,816,663
3)	Issued 1,741,178 shares of Series A-1 preferred stock at a per share price of $0.2023 for gross proceeds of approximately $350,000.

4)	Issuance of shares of Series Z-1 and Z-2 preferred stock to Second Closing participants upon surrender of the shares of common stock issued in connection with the initial closing of Series A-1 shares in November 2007.

5)	Issuance of additional shares of Series A-1, Z-1 and Z-2 to existing preferred stockholders who participated in the original Series A-1 closing.

6)	Effected a 50-for-1 stock split.

7)	Effected a 3,000-for-1 reverse stock split.
At the completion of the Second Closing, the Company’s preferred stock was as follows:

		Authorized	Issued and
	Par Value	Shares	Outstanding

Series A-1 Convertible Preferred Stock	$0.00001	45,056,640	41,294,363
Series Z-1 Convertible Preferred Stock	$0.00001	5,093,361	5,093,361
Series Z-2 Convertible Preferred Stock	$0.00001	16,666,662	16,666,662
All share amounts in the statement of changes in stockholders’ equity have been adjusted to reflect the effect of the recapitalization plan and various stock splits.

Tizor Systems, Inc.
Notes to Financial Statements
December 31, 2008

Series A-1 Preferred Stock Warrant

In connection with the issuance of Series A-1 preferred stock in November 2007, the Company issued a warrant to purchase 1,616,734 shares of Series A-1 preferred stock at a price per share of $0.1275. The warrant is exercisable immediately. The fair value of the warrant was estimated to be $289,410 and was recorded as an increase to liabilities and a discount to the Series A-1 preferred stock. The discount to the Series A-1 preferred stock, which resulted from the valuation of the warrants, is amortized to other expense over 60 months. For the year ended December 31, 2008, the Company recorded other expense of $57,574 related to the accretion of the preferred stock warrant. The fair value of the warrant was estimated using the Black-Scholes option pricing model with the following assumptions:

Risk-free interest rate	4.06%
Expected term	10 years
Expected volatility	86%
Expected annual dividends	0%
The fair value of the warrant as of December 31, 2008 resulted in no significant change in the valuation of the warrant.

Mandatorily Redeemable Convertible Preferred Stock

The rights and privileges of the Series A-1, Z-1 and Z-2 preferred stock are as follows:

Voting

The holders of Series A-1, Z-1 and Z-2 preferred stock are entitled to vote together with all other classes or series of stock, as a single class, on all matters to which stockholders of the Company vote or are entitled to vote. Each share of Series A-1 preferred stock is entitled to vote on an as-converted to common stock basis.

Dividends

The holders of Series A-1 preferred stock are entitled to receive dividends when and if declared by the Board of Directors. At any time that a dividend is declared or paid on any other class of stock, there will simultaneously be declared and paid dividends to the holders of the Series A-1 preferred stock in an amount which such holders would have received had all shares of Series A-1 preferred stock been converted into common stock at the conversion price then in effect. The holders of Series A-1 are also entitled to receive cumulative dividends, at the rate per annum of 8%, compounded annually. The holders of Series Z-1 and Z-2 preferred stock are entitled to receive dividends when and if declared by the Board of Directors.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series A-1 preferred stock shall be entitled to receive a liquidation preference equal to the original issue price of Series A-1 preferred stock, plus any accrued but unpaid dividends. After the payment of all preferential amounts required to be paid to the holders of Series A-1 preferred stock, each holder of Series Z-1 and Z-2 preferred stock is entitled to receive a liquidation preference equal to the original issue price of Series Z-1 and Z-2 preferred stock. The original issue price of the Series A-1, Z-1 and Z-2 preferred stock is $0.2023, $0.26584 and $0.39876 per share, respectively (subject to adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization). In the event that the proceeds distributed to the holders of the Series A-1, Z-1 and Z-2 preferred stock are insufficient to permit the payment to such holders for the full preferential amount, then all of the assets of the Company legally available for

Tizor Systems, Inc.
Notes to Financial Statements
December 31, 2008

distribution shall be distributed ratably, first to the holders of the Series A-1 preferred stock, then ratably to the holders of the Series Z-1 and Z-2 preferred stock
Conversion

Each share of preferred stock is convertible, at the option of the holder, into a number of fully paid shares of common stock as determined by dividing the original preferred stock issue price by the conversion price in effect at that time. The Series A-1 preferred stock is convertible into the number of common shares that result from dividing the original issue price, plus any accrued but unpaid dividends by the initial conversion price. The initial conversion price is $0.2023, subject to adjustment in accordance with the antidilution provisions contained in the Company’s Certificate of Incorporation. The Series Z-1 and Z-2 preferred stock is convertible into the number of common shares that result from dividing the original issue price by the initial conversion price. The initial conversion price of Series Z-1 and Z-2 preferred stock is $0.26584 and $0.39876 per share, respectively, and is subject to adjustment in accordance with the antidilution provisions contained in the Company’s Certificate of Incorporation. All outstanding shares of the Series A-1, Z-1 and Z-2 preferred stock will automatically convert to shares of common stock upon the closing of a firm commitment underwritten public offering in which the public offering price is at least $1.01 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) resulting in aggregate proceeds of at least $25,000,000 or upon the written election of the holders of more than 50% of the outstanding preferred stock. At December 31, 2008, 63,054,386 shares of the Company’s common stock have been reserved for conversion of preferred stock.

Redemption

The Series A-1 preferred stock is subject to redemption, at the election of a majority of the holders, on or after November 20, 2012 (the “Redemption Date”), at the greater of the original issue price of $0.2023 per share, plus accrued but unpaid dividends, or the fair market value of the Series A-1 preferred stock as determined in good faith by the Company’s Board of Directors (the “Board of Directors”). In the event that all shares of Series A-1 preferred stock have been redeemed in full, the Series Z-1 and Z-2 preferred stock is subject to redemption, at the election of a majority of the holders thereof, on or after the Redemption Date, at the greater of the original issue price of $0.26584 and $0.39876 per share, respectively, or the fair market value of the Series Z-1 and Z-2 as determined in good faith by the Board of Directors. If the Company does not have sufficient funds legally available to redeem all shares of Series A-1, Z-1 and Z-2 preferred stock at the Redemption Date, then the Company shall redeem a pro rata portion of each holder’s redeemable shares and shall redeem the remaining shares as soon as sufficient funds are legally available. The Company is accreting the Series A-1 preferred stock to the redemption value over the period of issuance to the redemption date such that the carrying amount of the securities will equal the redemption at the earliest redemption date. Upon request, the Company will redeem the Series A-1 and Series Z preferred stock in one installment not more than 60 days after receipt by the Company of notice of the request by the stockholders holding such right.

Tizor Systems, Inc.
Notes to Financial Statements
December 31, 2008

7.	Stock Option Plan

In March 2003, the Board of Directors adopted the 2003 Stock Incentive Plan (the “2003 Plan”) which provided for the granting of qualified incentive stock options, nonqualified stock options, restricted stock, or other awards to the Company’s employees, officers, directors, and outside consultants to purchase up to an aggregate of 8,500,000 shares of the Company’s common stock. In May 2004, the Board of Directors adopted the 2004 Stock Incentive Plan (the “2004 Plan” and together with the 2003 Plan the “Plans”) and the 2003 Plan was terminated and all outstanding options under the 2003 Plan were converted to the 2004 Plan. The 2004 Plan provides for the granting of qualified incentive stock options, nonqualified stock options, restricted stock, or other awards to the Company’s employees, officers, directors, and outside consultants to purchase up to an aggregate of 16,169,709 shares of the Company’s common stock. The Board of Directors determines the period within which options may be exercised, but no stock option may be exercised more than 10 years from the date of grant. The Board of Directors also determines the period over which the options vest. Options are generally exercisable for 10 years from the grant date and generally vest over a zero to four-year period from the date of grant.

Since inception, the Company has granted 19,432,110 stock options outside of the Plans. As of December 31, 2008, 10,387,917 of these options remained outstanding and 4,224,526 were fully vested and exercisable. A summary of the Company’s stock option activity is as follows:

			Weighted
		Weighed	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Life in	Intrinsic
	Options	Price	Years	Value(1)

Outstanding at December 31, 2007	2,371	$2.86
Granted	19,428,656	0.02
Exercised	(892,651)	0.02
Canceled	(8,150,459)	0.05

Outstanding at December 31, 2008	10,387,917	0.03	9.40	—

Exercisable at December 31, 2008	4,224,526	0.04	9.23	—

(1)	The aggregate intrinsic value was calculated based on the positive difference between the estimated fair value of the Company’s common stock at December 31, 2008 of $0.02 per share, and the exercise price of the underlying options. The aggregate intrinsic value of options exercised for the year ended December 31, 2008 was zero.

Tizor Systems, Inc.
Notes to Financial Statements
December 31, 2008

8.	Stock-Based Compensation

Stock-based compensation expense is estimated as of the grant date based on the fair value of the award and is recognized as expense over the requisite service period, which generally represents the vesting period. The Company estimates the fair value of its stock options using the Black-Scholes option-pricing model. The relevant assumptions used to determine the value of the stock option grants were as follows:

Year Ended
December 31,
Stock Options	2008

Dividend yield	0%
Expected volatility	100%
Risk free interest rate	3.07%
Expected life	6.25
Weighted-average fair value at grant	$0.02
For all grants, the amount of stock-based compensation expense recognized has been adjusted for estimated forfeitures of awards for which the requisite service is not expected to be provided. Estimated forfeiture rates are developed based on the Company’s analysis of historical forfeiture data.

The Company recognizes the associated compensation expense on a straight-line basis over the vesting periods of the awards, net of estimated forfeitures. The following table presents stock-based compensation expense included in the Company’s statement of operations for the year ended December 31, 2008:

Cost of revenues	$199
Research and development	10,703
Sales and marketing	10,216
General and administrative	45,385

$66,503

As of December 31, 2008, the Company had approximately $207,000 of total unrecognized compensation expense, net of estimated forfeitures that will be recognized over a weighted-average period of 2.7 years.

Tizor Systems, Inc.
Notes to Financial Statements
December 31, 2008

9.	Income Taxes

The Company recorded no income tax expense for the fiscal year ended December 31, 2008. The components of net deferred tax assets were as follows at December 31, 2008:

Deferred tax assets
Net operating loss carryforwards	$9,136,000
Credit carryforward	893,000
Depreciation and amortization	16,000
Capitalized start-up costs	357,000
Capitalized organization costs	147,000
Accrued expenses	68,000

Total gross deferred tax assets	10,617,000
Valuation allowance	(10,617,000)

Net deferred tax asset	$—

At December 31, 2008, the Company has federal and state net operating loss carryforwards of $23,140,000 and $23,438,000, respectively, that begin to expire at various dates through 2028. The Company also has available research and development credit carryforwards to offset future federal and state taxes of approximately $689,000 and $310,000, respectively, which may be used to offset future taxable income and expire at various dates through fiscal years 2028 and 2023 for federal and state purposes, respectively.

As required by SFAS No. 109, management of the Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets, which are comprised principally of net operating loss carryforwards. Management has determined that it is more likely than not that the Company will not recognize the benefits of federal and state deferred tax assets and, as a result, a valuation allowance of approximately $10,617,000 has been established at December 31, 2008.

Under the provisions of the Internal Revenue Code, certain substantial changes in the Company’s ownership may result in a limitation on the amount of net operating loss carryforwards and research and development tax credit carryforwards that can be used in future years.

A reconciliation of the Company’s effective tax rate to the statutory federal rate is as follows:

Year Ended
December 31,
2008

U.S. Federal income tax statutory rate	34.0%
State taxes, net of federal taxes	2.9
Permanent items	5.5
Change in valuation allowance	(42.4)

—

Deferred tax assets and liabilities are recognized based on the expected future tax consequences, using current tax rates, of temporary differences between the financial statement carrying amounts and the income tax basis of assets and liabilities. A valuation allowance is applied against any net deferred tax asset if, based on the weighted available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Tizor Systems, Inc.
Notes to Financial Statements
December 31, 2008

In June 2006, the FASB published FASB Interpretation (“FIN”) No. 48, Accounting for Uncertain Tax Positions (“FIN No. 48”). This interpretation seeks to reduce the significant diversity in practice associated with recognition and measurement in the accounting for income taxes. It would apply to all tax positions accounted for in accordance with SFAS No. 109, FIN No. 48 requires that a tax position meet “a more likely than not” threshold for the benefit of the uncertain tax position to be recognized in the financial statements. This threshold is to be met assuming that the tax authorities will examine the uncertain tax position. FIN No. 48 contains guidance with respect to the measurement of the benefit that is recognized for an uncertain tax position, when that benefit should be derecognized, and other matters.

The Company adopted the provisions of FIN No. 48 effective January 1, 2008. The adoption of FIN No. 48 did not have a material effect on the Company’s financial statements and there were no unrecognized tax benefits as of December 31, 2008.

The Company’s accounting policy is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accrual for interest or penalties on the Company’s balance sheet at December 31, 2008. The Company is not currently under federal, state or foreign income tax examination.

10.	Employee Benefit Plan

The Company provides a savings and retirement 401(k) plan, which covers substantially all employees. The 401(k) plan covers substantially all employees of the Company who meet minimum age and service requirements, and allows participants to defer a portion of their annual compensation on a pre-tax basis. Company contributions to the 401(k) plan may be made at the discretion of the Board of Directors. The Company has not made any contributions to the 401(k) plan through December 31, 2008.

11.	Commitments and Contingencies

Leases

The Company leases certain office space under noncancelable operating leases including the Company’s primary business location in Maynard, Massachusetts. Rent and other office leases charged to expense were approximately $291,000 for the year ended December 31, 2008. Aggregate future minimum lease payments under noncancelable operating leases are as follows:

Year Ended December 31	Amount

2009	$266,000
2010	276,938
2011	81,792
2012	—

$624,730

Tizor Systems, Inc.
Notes to Financial Statements
December 31, 2008

12.	Subsequent Events

On February 18, 2009, Netezza Corporation, a Delaware corporation (“Netezza”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with the Company and Netezza Holding Corp., a Delaware corporation and a wholly owned subsidiary of Netezza (“Netezza Holding Corp.”), and Longworth Venture Partners II-A, L.P., as Indemnification Representative. Pursuant to the Merger Agreement, Netezza Holding Corp. was merged with and into the Company on February 18, 2009 (the “Merger”). After giving effect to the Merger, Netezza was the sole stockholder of the Company. At the effective time of the Merger, all outstanding shares of capital stock of the Company were converted into the right to receive cash consideration of approximately $3,100,000 (the “Merger Consideration”) less amounts covering certain merger-related obligations of the Company. The Merger Agreement also required $435,000 of the Merger Consideration to be held in an escrow account to settle certain potential claims for indemnification under the Merger Agreement and for employee retention payments.